UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 14, 2023
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BANDWIDTH INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38285	56-2242657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
900 Main Campus Drive
Raleigh, NC 27606
(Address of principal executive offices) (Zip Code)
(800) 808-5150
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BAND	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.02 Termination of a Material Definitive Agreement.
On March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation as receiver. As a result, SVB ceased normal banking operations for a period of time.
Given these circumstances, on March 14, 2023 (the “Notice Date”), Bandwidth Inc. (the “Company”) gave notice to Silicon Valley Bank (“SVB”) of its desire and intent to terminate the commitments (the “Termination”) under that certain credit agreement, dated as of June 6, 2022 (the “Credit Agreement”), among the Company, as borrower, the lenders from time to time party thereto, and SVB, as administrative agent, issuing lender and swingline lender. A copy of the Credit Agreement is filed as Exhibit 10.49 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on February 23, 2023.
As of the Notice Date, there were no outstanding borrowings under the Credit Agreement. Furthermore, the Company did not, in any of the prior three fiscal years, borrow any amounts under any revolving credit facility (including revolving credit facilities which pre-dated the Credit Agreement and under which the Company was borrower).
The Termination became effective on March 15, 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDWIDTH INC.

Date: March 17, 2023	By:	/s/ Devin M. Krupka
	Name:	Devin M. Krupka
	Title:	Senior Vice President, Corporate Controller